Exhibit b.3

	                    FORM OF ASSUMPTION AGREEMENT

THE UNDERSIGNED, Northeast Utilities, a Massachusetts business trust ("NU"), hereby assumes and agrees to perform jointly and severally with NGC (as hereinafter defined) all obligations of Northeast Generation Company, a Connecticut corporation ("NGC") and a wholly-owned subsidiary of NU, under that certain Purchase and Sale Agreement by and between NGC and _____________________, dated July 2, 1999, as such Purchase and Sale Agreement may be amended from time to time (the "Purchase and Sale Agreement"), including, without limitation, any and all payment obligations of NGC thereunder, as if NU were a party thereto, a named buyer therein, and jointly and severally liable with NGC thereunder. This Assumption Agreement is being entered into by NU in order to induce _______________ to enter into the Purchase and Sale Agreement, and NU hereby acknowledges that __________ would not enter into the Purchase and Sale Agreement but for NU's entering into this Assumption Agreement.

This Assumption Agreement and NU's obligations hereunder shall continue in full force and effect from the date hereof until the later of (i) the Closing (as defined in the Purchase and Sale Agreement) under the Purchase and Sale Agreement and (ii) that date on which NGC first has outstanding debt securities rated "investment grade" by Standard & Poor's Corp., Moody's Investors Service, Inc. or Fitch IBCA or first obtains a comparable "shadow" or "private" debt rating. For purposes hereof, "investment grade" shall mean that rating which is generally recognized at the time as constituting an investment grade rating.

This Assumption Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, other than the conflicts of law provisions in effect therein. This Assumption Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and may only be amended by an instrument in writing executed by both NU and _______________; provided, that neither NU nor _____________may assign this Assumption Agreement without the prior written consent of the other party, which consent may be granted or withheld in the sole discretion of the party whose consent is required.

No Trustee or shareholder of NU shall be held to any liability whatever for any obligation under this Assumption Agreement, and this Assumption Agreement shall not be enforceable against any such Trustee in their or his or her individual capacities or capacity. This Assumption Agreement shall be enforceable against the Trustees of Northeast Utilities only as such, and every person, firm, association, trust or corporation having any claim or demand arising under this Assumption Agreement and relating to Northeast Utilities, its shareholders or Trustees shall look solely to the trust estate of Northeast Utilities for the payment or satisfaction thereof.


IN WITNESS WHEREOF, NU has executed this Assumption Agreement as of the second day of July, 1999.

    NORTHEAST UTILITIES


   By:
Name:
Title:


ACCEPTED AND AGREED:


By:
Name:
Title: